FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0345742015-5
FVAguilar	Filing Number 20233303806
Secretary of State State Of Nevada	Filed On 06/23/2023 12:12:28 PM
	Number of Pages 2

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information

Name of entity as on file with the Nevada Secretary of State :

Ozop Energy Solutions, Inc.

Entity or Nevada Business Identification Number (NVID) : **NV20151432735**

2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer"s Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: 06/23/2023 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☑ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X Brian Conway — Officer Signature of Officer, Incorporator or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

ENTITY INFORMATION

ENTITY INFORMATION

Entity Name:	OZOP ENERGY SOLUTIONS, INC.	**Entity Number:**	E0345742015-5
Entity Type:	Domestic Corporation (78)	**Entity Status:**	Active
Formation Date:	07/17/2015	**NV Business ID:**	NV20151432735
Termination Date:	Perpetual	**Annual Report Due Date:**	7/31/2023

REGISTERED AGENT INFORMATION

Name of Individual or Legal Entity:	EASTBIZ.COM, INC.	**Status:**	Active
CRA Agent Entity Type:		**Registered Agent Type:**	Commercial Registered Agent
NV Business ID:		**Office or Position:**	
Jurisdiction:	NEVADA		
Street Address:	5348 VEGAS DRIVE, LAS VEGAS, NV, 89108, USA		
Mailing Address:			
Individual with Authority to Act:	Tomas Milar		
Fictitious Website or Domain Name:			

OFFICER INFORMATION

☐ **VIEW HISTORICAL DATA**

Title	Name	Address	Last Updated	Status
President	Brian Conway	55 Ronald Reagan Blvd., Warwick, NY, 10990, USA	07/29/2022	Active
Secretary	Brian Conway	55 Ronald Reagan Blvd., Warwick, NY, 10990, USA	07/29/2022	Active
Treasurer	Brian Conway	55 Ronald Reagan Blvd., Warwick, NY, 10990, USA	07/29/2022	Active
Director	Brian Conway	55 Ronald Reagan Blvd., Warwick, NY, 10990, USA	07/29/2022	Active

Page 1 of 1, records 1 to 4 of 4

CURRENT SHARES

Class/Series	Type	Share Number	Value
	Common	6,990,000,000	0.001
	Preferred	10,000,000	0.001

Page 1 of 1, records 1 to 2 of 2

Number of No Par Value Shares: **0**

Total Authorized Capital: **7,000,000**

Filing History Name History Mergers/Conversions

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